Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Digital Learning Management Corporation (the “Company”) on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Aurangzeb Bhatti
Aurangzeb Bhatti
President (Principal Executive Officer)

/s/ Umesh Patel
Umesh Patel
Chief Financial Officer (Principal Financial Officer)

August 19, 2005

A signed original of this written statement required y Section 906 has been provided to Digital Learning Management Corporation and will be retained by Digital Learning Management Corporation and furnished to the Securities and Exchange Commission or its staff upon request.